LETTER OF INTENT

BETWEEN

MEGASTAR DEVELOPMENT CORP.

Unit 5, PO Box 865

9110 Glover Road

Fort Langley, BC V1M 2S2

AND

GOLDEN PATRIOT, CORP.

#1205 – 789 West Pender Street

Vancouver, BC V6C 1H2

     RE: DEBUT PROPERTY, 16 CLAIMS LOCATED IN DELKER MINING DISTRICT, ELKO COUNTY, NEVADA

THIS LETTER OF INTENT is made and entered into this 15th day of March, 2004 by and between Megastar Development Corp. (hereinafter “MDV”), a publicly held Canadian corporation organized under the laws of the Province of British Columbia and Golden Patriot, Corp. (hereinafter “GPTC”), a publicly held Nevada corporation organized under the laws of Nevada.

Recitals

WHEREAS:

1.

GPTC has entered into a Lease Agreement dated December 13, 2003 (the “Agreement”) representing various owners of the above mentioned Debut Property and more specifically described in Schedule “A” attached; and

2.

GPTC has the rights under the Agreement to sell, assign or transfer all or any portion of its interest in the Agreement to a third party which has the financial resources and technical expertise to fulfill the obligations of the Agreement; and

3.

GPTC wishes to grant to MDV the exclusive right and option (the “Option”) to earn a 50% ownership interest in the Debut Property; and

4.

Subject to TSX Venture Exchange approval, MDV wishes to earn a 50% ownership interest in the Debut Property; and

5.

MDV wishes to enter into an Option to earn an ownership interest in the Debut Property.

REPRESENTATIONS AND WARRANTIES

1.1

MDV and GPTC each represents and warrants to the other, as of the execution of this Agreement, that:

(a)

it is a company duly incorporated, organized and validly subsisting under the laws of the jurisdiction of its incorporation and is qualified to carry on business in British Columbia;

(b)

it has full power and authority (subject to regulatory approvals and government permits) to carry on its business and to enter into this Letter of Intent and any agreement or instrument referred to in or contemplated by this Letter of Intent and to carry out and perform all of its obligations and duties hereunder;

(c)

it has duly obtained all corporate authorizations for the execution, delivery and performance of this Letter of Intent and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders’ or directors’ resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and does not contravene any applicable laws; and

(d)

this Letter of Intent has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

1.2

GPTC represents and warrants, as of the execution of this Letter on Intent, that:

(a)

GPTC is the recorded holder of the Debut Property;

(b)

the Debut Property is properly and accurately described in Schedule “A”;

(c)

the Debut Property is to the best of GPTC’s knowledge and belief, in good standing under all applicable laws and regulations with respect to the payment of any taxes or monies, or work requirements thereto as at the date hereof;

(d)

the Debut Property is to the best of GPTC’s knowledge and belief, free and clear of all unrecorded liens, charges, security interests and encumbrances;

(e)

the Debut Property is to the best of GPTC’s knowledge and belief there is no adverse claim or challenge against or to the ownership of or entitlement to the Properties and there is no basis therefore;

(f)

to the best of GPTC’s knowledge and belief, conditions on and relating to the Debut Property with respect to current operations thereon are in compliance with all applicable laws and regulations and orders relating to environmental matters;

(g)

to the best of GPTC’s knowledge and belief, there are no outstanding work orders or actions required to be taken by the Owners relating to environmental matters in respect to the Debut Property or any operations thereon, nor has it received notice of same; and

(h)

GPTC has made available and shall continue to make available to MDV all information in its possession or control relating to work done on or with respect to the Debut Property, which could possibly be considered to be materially significant in indicating that the Debut Property might or might not have potential for economic mineralization.

1.3

MDV represents and warrants, as of the execution of this Letter on Intent, that MDV has reviewed all appropriate geological and legal reports available, and reviewed and accepted such documents.

1.4

Indemnities:

The representations and warranties hereinbefore set out are conditions on which the Parties have relied in entering into this Letter of Intent and shall survive the acquisition of any interest in the Debut Property by MDV and the termination of this Letter of Intent, and each of the Parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits, including environmental, arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Letter of Intent.

NOW THEREFORE BE IT AGREED THAT:

2

OPTION

2.1

GPTC hereby grants to MDV the exclusive right and option (the “Option”) to earn an 50% ownership interest (the “Ownership Interest”) in the Debut Property, subject only to the payment of the Royalty set out in the October 16,2002 Agreement, by satisfying within the time limited period (the “Option Period”) the obligations set forth in Section 2.2 hereof.  GPTC agrees not to do or allow to be done any act or thing, which would or reasonably might in any way adversely affect the Option or MDV’s rights under this Letter of Intent.

2.2

To maintain the Option in good standing and earn a 50% Interest in the Debut Property MDV must:

(a)

make payments to GPTC aggregating $201,600 and provide 500,000 shares of MDV in accordance with the following schedule of payments:

(i)

200,000 shares of MDV and $1,600 within five days of TSX Venture Exchange approval of this transaction;

(i)

50,000 shares of MDV and $10,000 on or before March 15, 2005;

(ii)

50,000 shares of MDV and $10,000 on or before March 15, 2006;

(iii)

50,000 shares of MDV and $40,000 on or before March 15, 2007;

(iv)

50,000  shares of MDV and $60,000 on or before March 15, 2008;

(v)

100,000  shares of MDV and $80,000 on or before March 15, 2009

(b)

incur expenditures in respect of the exploration and development of the Debut Property or expenditures related thereto-aggregating $1,000,000 in accordance with the following schedule:

(i)

$100,000 on or before November 1, 2004;

(i)

$150,000 on or before November 1, 2005;

(ii)

$250,000 on or before November 1, 2006;

(iii)

$250,000 on or before November 1, 2007;

(iv)

$250,000 on or before November 1, 2008.

Providing that expenditures for the exploration and development of the Property exceeding the required annual expenditures from time to time shall be carried forward and credited to the expenditures required in subsequent periods.

2.3

This Letter of Intent may be terminated at any time before June 15, 2004, by MDV giving to GPTC 15 day’s notice of termination.  With the exception of assuming the full financial responsibility of cash payments and share issuances so required in Sections 2.2 (a) (i) and (ii) and exploration expenditures so required in Section 2.2 (b) (i), all payments, share issuances and expenditures as outlined in the provisions of Section 2.2 are optional at the sole discretion of MDV.

2.4

MDV agrees to abide by all other general terms outlined and more specifically defined. in the December 13, 2003 agreement.

Within sixty days (60) of signing of this Letter of Intent, GPTC’s solicitor shall prepare such further and other agreements as are necessary or advisable to give better effect to this Letter of Intent.  Such definitive agreement(s) shall contain inter alia the terms and conditions set out herein and such other terms, conditions, representations and warranties which may be required by MDV and GPTC’s solicitors and which may be agreed upon by the corresponding counsel, acting reasonably.  In the event that a definitive agreement is not entered into within sixty days of the signing of this Letter of Intent, the terms and conditions contained herein will be of no further force and effect.

All dollar amounts are considered to be United States dollars unless otherwise stated.

Time shall be of the essence in the performance of this Letter of Intent.

IN WITNESS WHEREOF the parties have executed this Letter of Intent as of the day, month, and year first above written.

MEGASTAR DEVELOPMENT CORP.

/s/ Dusan Berka

___________________________________

Director

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

___________________________________

President & Director